SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     June 28, 1996


                             MAGNUM PETROLEUM, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
                -------------------------------------------------
                 (State or other jurisdiction of incorporation)

              1-12508                                    87-0462881
     ----------------------                    -------------------------------
    (Commission File Number)                  (IRS Employer Identification No.)


         600 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039
        -----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



    Registrant's telephone number, including area code     (214) 401-0752


           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition of Assets.

On June 28, 1996, the Registrant purchased approximately 500 natural gas wells and 427 miles of a gas gathering pipeline system from Meridian Oil Inc. ("Meridian"), a wholly-owned subsidiary of Burlington Resources, Inc. The net purchase price after certain purchase price adjustments was approximately $35 million for all of Meridian's interest in certain gas wells and a gas gathering system located in the Panhandle of Texas and Western Oklahoma, more commonly referred to as the "Panoma Properties."

The aforementioned consideration was determined as a result of arm's length negotiations between Meridian and the Registrant. The principal factors considered in the determination of the consideration given for the Panoma Properties include (a) the reserve and pipeline values of the Panoma Properties,
(b) the results of past operations of the Panoma Properties and (c) the expected future operations and related contributions that the Panoma Properties is expected to make to the total value of the Registrant.

The current daily production volumes from the acquired wells is approximately 14 million cubic feet per day with total delivery, including third party gas purchased by the gathering system, of almost 19 million cubic feet per day. The Registrant has estimated the monthly cash flow from the acquisition of the Panoma Properties to be approximately $500,000 per month. The existing wells and gas gathering system are in three fields, the West Panhandle Field, the East Panhandle Field, and the South Erick Field, all located in Gray, Wheeler, Collingsworth and Donley Counties, Texas and Beckham and Greer Counties, Oklahoma. The Registrant's wholly-owned subsidiary, Gruy Petroleum Management Co., has become the operator of all wells, the gas gathering pipeline system, and associated assets.

The Registrant funded the acquisition by drawing on its line of credit with Wells Fargo Bank, N.A., as Agent, and Banque Paribas, as Co-agent.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Business Acquired
              -----------------------------------------

It is impracticable at this time to file the required financial statements of the acquired business. The Registrant, however, believes that such information will be filed within 45 days and hereby undertakes to file such information as soon as practicable, but in no event later than 60 days from July 15, 1996.

         (b)  Pro Forma Financial Information
              -------------------------------

It is impracticable at this time to file the required pro forma financial information relative to the acquired business. The Registrant, however, believes that such information will be filed within 45 days and hereby undertakes to file such information as soon as practicable, but in no event later than 60 days from July 15, 1996.

         (c)  Exhibits
              --------

     2.1 Purchase and Sale Agreement between the Registrant and Meridian dated May 17, 1996.

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             MAGNUM PETROLEUM, INC.


                                 /s/ Gary C. Evans
                             By: Gary C. Evans
                                 President and CEO


Dated: July 11, 1996

                                  EXHIBIT INDEX


Exhibit                                                           Sequentially
Number                                                            Numbered Page
- ------                                                            -------------

2.1 Purchase and Sale Agreement between the Registrant and Meridian dated May 17, 1996.